                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                               WATERS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

DELAWARE                                                   13-3668640
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                          Identification No.)


                 34 MAPLE STREET, MILFORD, MASSACHUSETTS 01757
              (Address of Principal Executive Offices) (Zip Code)


                        WATERS EMPLOYEE INVESTMENT PLAN
                            (Full Title of the Plan)

                                ---------------

                                Philip S. Taymor
                               WATERS CORPORATION
                  34 MAPLE STREET MILFORD, MASSACHUSETTS 01757
                                  508-478-2000

                    (Name and Address of Agent for Service)
          Telephone Number, Including Area Code, of Agent for Service

                                ---------------

                                  Copies to:

                             Victor J. Paci, Esq.
                               Bingham Dana LLP
                              150 Federal Street
                               Boston, MA 02110
                                (617) 951-8000

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                  AMOUNT           PROPOSED      PROPOSED MAXIMUM
                 TITLE OF                          TO BE           MAXIMUM          AGGREGATE        AMOUNT OF
        SECURITIES TO BE REGISTERED          REGISTERED (1)(2)  OFFERING PRICE  OFFERING PRICE (1)  REGISTRATION
                                                                  PER SHARE                             FEE
----------------------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value............................      2,000,000             $45.725        $91,450,000     $22,862.50
================================================================================================================


     (1) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of these shares will be purchased or at what price. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of all 2,000,000 shares registered hereunder, purchasable under the Plan at an offering price of $45.725 per share, which is the average of the high and low prices of the Registrant's Common Stock as listed on the New York Stock Exchange on April 26, 2001.

     (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interest to be offered or sold pusuant to the employee benefit plan(s) described herein.

                           INCORPORATION BY REFERENCE


On December 20, 1995, we filed a Registration Statement on Form S-8 (File No. 33-80677) (referred to in this document as, the "First Registration Statement") to register under the Securities Act of 1933, 2,000,000* shares of common stock, par value $0.01 per share, issuable by us under the Plan. On August 2, 1999, we filed a Post-Effective Amendment No. 1 to the First Registration Statement (referred to in this document as the "Amendment") in connection with the subsequent amendment and restatement of the Plan. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the contents of the First Registration Statement and the Amendment.


_______________________________

* Share amounts of Common Stock with respect to this Registration Statement on Form S-8, the First Registration Statement and the Amendment reflect the Registrant's 1 for 1 stock dividend payable to stockholders of record of the Common Stock as of the close of business on May 27, 1999 and paid on or about June 10, 1999, and the 1 for 1 stock dividend payable to stockholders of record of the Common Stock as of the close of business on August 4, 2000 and paid on or about August 25, 2000.



Item 8:  Exhibits
------   --------

     The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

  4.1 Waters Employee Investment Plan (formerly the Waters Technologies Employee Investment Plan), as amended, effective as of October 1, 1996 (1)


  5.2         Undertaking of the Registrant (2)

  23.1        Consent of PricewaterhouseCoopers LLP (Filed herewith)

  24.1 Powers of Attorney (included on the signature page of this Registration Statement)
______________

(1) Filed as Exhibit 4.1 to Registration Statement on Form S-8, File No. 33-80677 and incorporated herein by reference.
(2) Filed as Exhibit 5.2 to Registration Statement on Form S-8, File No. 33-80677 and incorporated herein by reference.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, Commonwealth of Massachusetts, on this 2nd day of May, 2001.


                             WATERS CORPORATION

                             By:   /s/ Philip S. Taymor
                                  ---------------------
                                  Senior Vice President, Finance
                                  and Administration and Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas A. Berthiaume and Philip S. Taymor, and each of them, his true and lawful attorney-in-fact, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Waters Corporation), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons, in the capacities indicated, on May 2, 2001.


/s/ Douglas A. Berthiaume     Chairman of the Board of Directors, Chief Executive
-------------------------     Officer and President (principal executive officer)
Douglas A. Berthiaume


/s/ Philip S. Taymor          Senior Vice President, Finance and
-------------------------     Administration and Chief Financial Officer
Philip S. Taymor              (principal financial officer and
                              principal accounting officer)


/s/ Joshua Bekenstein         Director
------------------------
Joshua Bekenstein

/s/ Michael J. Berendt        Director
------------------------
Michael J. Berendt, Ph.D.

/s/ Philip Caldwell           Director
------------------------
Philip Caldwell

/s/ Edward Conard             Director
-----------------------
Edward Conard


/s/ Laurie H. Glimcher     Director
----------------------
Dr. Laurie H. Glimcher

/s/ William J. Miller      Director
---------------------
William J. Miller

/s/ Thomas P. Salice       Director
----------------------
Thomas P. Salice

The Plan. Pursuant to the requirement of the Securities Act of 1933, the Plan Administrator for the Plan has caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Milford, State of Massachusetts, May 2, 2001.


                                    WATERS EMPLOYEE INVESTMENT PLAN

                                    By: Employee Benefits Administration
                                        Committee


                                    By: /s/ Brian K. Mazar
                                        ------------------
                                        Brian K. Mazar
                                        Secretary

                                    EXHIBIT INDEX


     Exhibit No.         Description of Documents
---------------------    ------------------------------------------

     4.1 Waters Employee Investment Plan (formerly the Waters Technologies Employee Investment Plan), as amended, effective as of October 1, 1996 (1)


     5.2                 Undertaking of the Registrant (2)

     23.1                Consent of PricewaterhouseCoopers LLP (Filed herewith)

     24.1 Powers of Attorney (included on the signature page of this Registration Statement)
______________

    (1) Filed as Exhibit 4.1 to Registration Statement on Form S-8, File No. 33-80677 and incorporated herein by reference.
    (2) Filed as Exhibit 5.2 to Registration Statement on Form S-8, File No. 33-80677 and incorporated herein by reference.